Exhibit 99.1

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3790 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

January 8, 2010

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and
Future Net Cash Flow
Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Resources, Inc. (EXCO) located in the states of Oklahoma and Texas. The reserves estimated by us for EXCO represent 6.7 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2009, and the results are summarized as follows:

	ESTIMATED REMAINING			FUTURE NET CASH FLOW
	NET RESERVES			Total (M$)	Present Worth Disc. @ 10% (M$)
RESERVE CLASSIFICATION	Oil (MBBL)	Gas (MMCF)	Net Equiv. (MMCFE) (1)
Proved Developed
Producing	2,012	27,963	40,035	108,693	73,155
Non-Producing	77	135	597	3,530	2,261
Behind-Pipe	48	550	838	1,998	849

Sub-Total	2,137	28,648	41,470	114,221	76,265

Proved Undeveloped	1,652	12,634	22,546	27,549	3,970

TOTAL PROVED RESERVES	3,789	41,282	64,016	141,770	80,235

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.

Note: Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

W W W . L K A E N G I N E E R S . C O M

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

Summary forecasts of annual gross and net production, operating income, and future net cash flow by reserve type are included as Schedule No. 1. A sequential listing of the individual properties based on discounted future net cash flow by reserve type is included as Schedule No. 2. An alphabetical one-line summary by property is reflected on Schedule No. 3.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

W W W . L K A E N G I N E E R S . C O M

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income

Income from the sale of oil was estimated using the average price for West Texas Intermediate-Cushing Oil on the first of each month during 2009 as provided by the staff of EXCO. That price was $61.18 per barrel. This price was held constant throughout the life of each lease. Adjustments were made for state severance and ad valorem taxes and historical differentials between posted prices and actual field prices.

Gas Income

Income from the sale of gas was based upon the average price for gas sold at Henry Hub the first of each month during 2009 as provided by the staff of EXCO. This price was $3.87 per MMBTU which was held constant throughout the life of each lease. Adjustments were made for BTU, basis differential, marketing, and transportation costs. Additional adjustments were made for state severance and ad valorem taxes.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EXCO or the respective operators, as supplied by the staff of EXCO. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

W W W . L K A E N G I N E E R S . C O M

GENERAL

Information upon which this estimate has been based was furnished by the staff of EXCO or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EXCO.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EXCO’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

W W W . L K A E N G I N E E R S . C O M

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3790 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

January 8, 2010

EXCO Resources (PA), Inc.

EXCO Resources (WV), Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and
Future Net Cash Flow
Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Resources (PA), Inc. and EXCO Resources (WV), Inc. (hereinafter collectively referred to as “EXCO”) located in the states of Kentucky, Ohio, Pennsylvania, Tennessee, Virginia, and West Virginia. The reserves estimated by us for EXCO represent 27.2 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2009, and the results are summarized as follows:

	ESTIMATED REMAINING			FUTURE NET CASH FLOW
	NET RESERVES			Total (M$)	Present Worth Disc. @ 10% (M$)
RESERVE CLASSIFICATION	Oil (MBBL)	Gas (MMCF)	Net Equiv. (MMCFE) (1)
Proved Developed
Producing	534	147,348	150,552	320,125	157,268
Non-Producing	11	4,689	4,755	13,901	4,916
Behind-Pipe	—	2,938	2,938	6,676	1,891

Sub-Total	545	154,975	158,245	340,702	164,075

Proved Undeveloped	161	101,334	102,300	137,357	(25,175)

TOTAL PROVED RESERVES	706	256,309	260,545	478,059	138,900

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.

Note: Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

W W W . L K A E N G I N E E R S . C O M

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

Summary forecasts of annual gross and net production, operating income, and future net cash flow by reserve type are included as Schedule No. 1. A sequential listing of the individual properties based on discounted future net cash flow by reserve type is included as Schedule No. 2. An alphabetical one-line summary by property is reflected on Schedule No. 3.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

W W W . L K A E N G I N E E R S . C O M

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income

Income from the sale of oil was estimated using the average price for West Texas Intermediate-Cushing Oil on the first of each month during 2009 as provided by the staff of EXCO. That price was $61.18 per barrel. This price was held constant throughout the life of each lease. Adjustments were made for state severance and ad valorem taxes and historical differentials between posted prices and actual field prices.

Gas Income

Income from the sale of gas was based upon the average price for gas sold at Henry Hub the first of each month during 2009 as provided by the staff of EXCO. This price was $3.87 per MMBTU which was held constant throughout the life of each lease. Adjustments were made for BTU, basis differential, marketing, and transportation costs. Additional adjustments were made for state severance and ad valorem taxes.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EXCO or the respective operators, as supplied by the staff of EXCO. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

W W W . L K A E N G I N E E R S . C O M

GENERAL

Information upon which this estimate has been based was furnished by the staff of EXCO or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EXCO.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EXCO’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

W W W . L K A E N G I N E E R S . C O M

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3790 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

January 8, 2010

EXCO Operating Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Mr. Harold L. Hickey

Re:	Estimated Proved Reserves and
Future Net Cash Flow
Constant Pricing

Gentlemen:

In accordance with your request, we have prepared an estimate of the proved reserves and future net cash flow attributable to the interests owned by EXCO Operating Company, LP (EOC) located in the states of Louisiana and Texas. The reserves estimated by us for EOC represent 49.7 per cent of the EXCO Resources, Inc. corporate reserves. This report was prepared according to the Securities and Exchange Commission (SEC) guidelines as published in the Federal Register January 14, 2009. The effective date of our estimate is December 31, 2009, and the results are summarized as follows:

	ESTIMATED REMAINING			FUTURE NET CASH FLOW
	NET RESERVES			Total (M$)	Present Worth Disc. @ 10% (M$)
RESERVE CLASSIFICATION	Oil (MBBL)	Gas (MMCF)	Net Equiv. (MMCFE) (1)
Proved Developed
Producing	696	335,709	339,885	575,882	352,396
Non-Producing	12	32,746	32,818	78,142	27,871
Behind-Pipe	115	32,332	33,022	67,952	23,946

Sub-Total	823	400,787	405,725	721,976	404,213

Proved Undeveloped	199	69,238	70,432	33,433	(20,382)

TOTAL PROVED RESERVES	1,022	470,025	476,157	755,409	383,831

(1)	MMCFE-one million cubic feet equivalent, calculated by converting one barrel of oil to six MCF of natural gas.

Note: Totals may differ from schedules due to roundoff.

Future net cash flow is the amount, exclusive of federal and state income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value. No provision has been made for the cost of plugging and abandoning the properties.

W W W . L K A E N G I N E E R S . C O M

No attempt has been made to quantify or otherwise account for any accumulative gas production imbalances that may exist. Likewise, no attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations. Accordingly, no costs have been included in the event the wells and facilities are not in compliance.

Summary forecasts of annual gross and net production, operating income, and future net cash flow by reserve type are included as Schedule No. 1. A sequential listing of the individual properties based on discounted future net cash flow by reserve type is included as Schedule No. 2. An alphabetical one-line summary by property is reflected on Schedule No. 3.

CLASSIFICATION OF RESERVES

Reserves assigned to the various leases and/or wells have been classified as either “proved developed” or “proved undeveloped” in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission. These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves attributed to the subject leases have been further classified as “proved developed producing,” “proved developed non-producing” and “proved developed behind-pipe.”

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Non-Producing Reserves are those reserves expected to be recovered from zones that have been completed and tested but are not yet producing due to situations including, but not limited to, lack of market, minor completion problems that are expected to be corrected, or reserves expected from future stimulation treatments based on analogy to nearby wells.

W W W . L K A E N G I N E E R S . C O M

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

The majority of the subject properties have been producing for a considerable length of time. The estimation of reserves for these wells has been based on the extrapolation of the existing historic production decline curves and/or pressure decline trends to economic limits or abandonment pressures.

Reserves anticipated from recently completed or new wells were based upon volumetric calculations or analogy with similar properties, which are producing from the same horizons in the respective areas. Structural position, net pay thickness, well productivity, gas-oil ratios, water production, pressures, and other pertinent factors were considered in the estimations of these reserves.

Reserves assigned to behind-pipe zones have been estimated based on volumetric calculations and/or analogy with other wells in the area producing from the same horizon.

FUTURE NET CASH FLOW

Oil Income

Income from the sale of oil was estimated using the average price for West Texas Intermediate-Cushing Oil on the first of each month during 2009 as provided by the staff of EOC. That price was $61.18 per barrel. This price was held constant throughout the life of each lease. Adjustments were made for state severance and ad valorem taxes and historical differentials between posted prices and actual field prices.

Gas Income

Income from the sale of gas was based upon the average price for gas sold at Henry Hub the first of each month during 2009 as provided by the staff of EOC. This price was $3.87 per MMBTU which was held constant throughout the life of each lease. Adjustments were made for BTU, basis differential, marketing, and transportation costs. Additional adjustments were made for state severance and ad valorem taxes.

Operating Expenses

Operating expenses were based upon actual operating costs charged by EOC or the respective operators, as supplied by the staff of EOC. All expenses were held constant throughout the life of each lease.

Future Expenses

Provisions have been made for future expenses required for recompletion and drilling. These costs are forecast based upon current estimates, regardless of the time they are incurred.

W W W . L K A E N G I N E E R S . C O M

GENERAL

Information upon which this estimate has been based was furnished by the staff of EOC or was obtained by us from outside sources we consider to be reliable. This information is assumed correct. No attempt has been made to verify title or ownership of the subject properties.

Leases were not inspected by a representative of this firm, nor were the wells tested under our supervision; however, the performance of the majority of the wells was discussed with employees of EOC.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will continue to be operated in a prudent manner under the same conditions existing at the present time. Actual production results and future well data may yield additional facts, not presently available to us, which will require an adjustment to our estimates.

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. As in all aspects of oil and gas estimation, there are uncertainties inherent in the interpretation of engineering data and, therefore, our conclusions necessarily represent only informed professional judgments.

It should be pointed out that regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimates may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

It is our opinion that based upon our knowledge of current facts and conditions, the reserves presented in this report are a reasonable measure of EOC’s reserves considered by us.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations can be made available for inspection in our office.

This report is to be used only in its entirety.

We appreciate this opportunity to be of service to you.

Very truly yours,

/s/ Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

W W W . L K A E N G I N E E R S . C O M